CONSULTING AGREEMENT

     THIS AGREEMENT is made as of the 19th day of November, 1993, by and between Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the "Company"), and A. Stephens Hutchcraft, Jr. (the "Consultant").

          In consideration of the mutual promises contained in this Agreement, the Company and Consultant hereby agree as follows:

          1.   TERM

               The term of this Consulting Agreement shall commence on January 1, 1994, and shall continue through December 31, 1994; provided, however, that the term of this Agreement may be extended for additional one-year periods, or such shorter periods as the parties hereto may agree upon, in the event that the parties hereto mutually agree, in writing, to any such extension prior to the expiration of the term hereof.

          2.   CONSULTATION SERVICES

               (a) The Company hereby contracts for the services of Consultant and the Consultant hereby agrees to advise and consult with the Company and certain of its affiliates in such positions and activities as the President and Chief Executive Officer of the Company shall direct. Consultant shall provide consulting services to the Company hereunder during such times and at such place or places as shall be mutually agreed upon by the Company and Consultant.

               (b) As an independent contractor, Consultant agrees to provide such consulting advice and assistance to the Company during an average fifty percent (50%) of the customary business hours in any given month during the term of this Agreement.

               (c) Consultant shall have the right to designate periods of time during which he will be unavailable (such as periods of vacation and for other desired absences), provided Consultant has informed the President and Chief Executive Officer of the Company in advance of any periods during which he will be unavailable for more than two consecutive weeks.

               (d) In the event Consultant is temporarily unable by reason of disability to perform consulting services, such performance shall be excused during such period of disability, provided that Consultant's physician advises the Company that the Consultant's recovery is likely to occur within the remaining term of this Consulting Agreement.

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               (e)  To the extent consistent with Section 2(f) and Section
     5 hereof, Consultant shall be free to engage in business activity of his choice when not providing consulting services to the Company hereunder.

               (f) Consultant acknowledges receipt of a copy and agrees during the term hereof to comply with the terms and conditions of the MAXXAM Inc. "Code of Business Conduct" insofar as said Code applies to Consultant providing services to the Company and certain of its affiliates.

          3.   COMPENSATION

               (a) During the term of this Agreement, the Company shall pay to Consultant for the services rendered by Consultant a total fee of $225,000, payable in installments of $9,375.00 on the 15th and on the final day of each month.


               (b) The Company shall reimburse Consultant for all reasonable out-of-pocket business expenses incurred by him relating to consulting services provided by Consultant under this Consulting Agreement. Consultant shall furnish such evidence or documentation to support his requests for reimbursement of expenses as is customarily provided by executives of the Company in connection with reimbursement of expenses.

               (c) The Company shall provide Consultant with an office, secretarial services and an automobile of such make and model as shall be agreed upon between the Company and Consultant, including costs of fuel and maintenance, and the Company shall also provide credit cards for payment of expenses that are otherwise reimbursable under this Agreement.

          4.   INDEPENDENT CONTRACTOR STATUS

               (a) The Consultant shall act in the capacity of an independent contractor with respect to the Company. The Consultant shall not be, nor represent himself as being, an agent of the Company, and he shall not be, nor represent himself as being, authorized to bind the Company.

               (b) Nothing contained herein shall be deemed to create an employer/employee relationship between the Company and Consultant, and in all respects Consultant shall be an independent

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     contractor with respect to all of his activities on behalf of the
     Company hereunder. The Company shall not treat Consultant as an employee for purposes of employment taxes, income tax withholding or employee benefits. Consultant acknowledges that he is responsible for payment of all Federal and State self-employment and income taxes.

               (c) consultant understand that no employee benefits provided by the Company for its employees, including, but not limited to the Kaiser Retirement Plan, Plan B, Severance Pay, Life Insurance and Medical or Dental insurance, unemployment insurance, compensation for holidays or illness, pension benefits, or health and welfare benefits shall be available to Consultant as a result of his services under this Agreement. However, nothing herein shall affect benefits accrued or to which Consultant is otherwise entitled by virtue of his prior employment by the Company.

          5.   NON-COMPETITION

               Throughout the term hereof, the Consultant shall not, directly or indirectly, engage in any business or activity in which the Company is engaged ("Competitive Business") nor be employed by, render services of any kind to, advise or receive compensation in any form from, any entity or person which directly or indirectly engages in a Competitive Business without first advising the Company in writing of the nature of the services contemplated and the party for whom they are to be performed.

          6.   INDEMNIFICATION

               The Company shall indemnify and hold harmless Consultant from and against any and all expenses, costs, or liabilities (including court costs and reasonable attorneys' fees) actually incurred by Consultant arising out of any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the performance of consulting services by Consultant under this Agreement, except to the extent that (a) such liabilities were caused by Consultant's gross negligence or bad faith, or (b) such indemnification is prohibited by law, whether by statute, court decision or otherwise.

          7.   PROTECTION OF PROPRIETARY AND CONFIDENTIAL INFORMATION

               (a) All analyses, reports, photographs, data and other information prepared by Consultant in connection with this Agreement or disclosed to Consultant by or on behalf of the Company in connection with the services hereunder shall, as between Consultant and the Company, become or remain as the case may be, the property of the Company; and, except as authorized in writing, no such information shall be disclosed by Consultant to any other person, firm or corporation or be used by Consultant for any other purpose than the performance of the services hereunder. All such material shall be delivered to the Company by Consultant upon request.

               (b) The Consultant shall not at any time, either during the term of this Agreement or thereafter, directly or indirectly use, disseminate or disclose to any person or entity any information, trade secrets, customer lists or other customer information, technical data or know-how relating to the products, developments, inventions, services, processes, methods, designs, equipment or business practices of the Company, whether acquired in the performance of services under this Agreement or in any other capacity.

          8.   SUCCESSORS AND ASSIGNS

               This Agreement shall not be assigned by either party without the prior written consent of the other party, except that the Company may, without consent, assign this agreement to any successor to all or substantially all of the assets of the Company. Except as so limited, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective successors, assigns, heirs or legal representatives, any rights, remedies, obligations, or any liabilities under or by reason of this Agreement.

          9.   AMENDMENTS

               This Agreement may be changed, amended or modified only by an agreement in writing signed by each of the parties.

          10.  TERMINATION

               This Agreement may be terminated by the Company prior to its expiration date for cause should Consultant be convicted of any crime involving moral turpitude.

          11.  NOTICES

               All notices provided for in this Agreement shall be sent to the parties addressed as follows:

          TO THE COMPANY:     Kaiser Aluminum & Chemical Corporation
                              Attention:  Anthony R. Pierno
                              5847 San Felipe, Suite 2600
                              Houston, Texas 77057

          TO CONSULTANT:      A. Stephens Hutchcraft, Jr.
                              15 Hillside Drive
                              Danville, California 94526

     All notices shall be deemed to have been given when personally delivered or five (5) days after being sent by certified or registered first-class mail, return receipt requested, postage prepaid and properly addressed to the designated address of the party to whom the notice is directed.

          12.  WAIVER OF BREACH

               The waiver by any party of any breach by the other party of any term or condition of this Agreement shall not be deemed to constitute the waiver by such first party of any other breach by the other party of the same or any other term or condition.

          13.  ARBITRATION OF DISPUTES

               Any dispute under this Agreement shall be resolved by binding arbitration in San Francisco, California, pursuant to the rules of the American Arbitration Association in effect at the time of the arbitration or such other rules as to which the parties may mutually agree.

          14.  GOVERNING LAW

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               This Agreement shall be governed by and construed in
     accordance with the laws of the State of California.

          15.  ENTIRE AGREEMENT:  SURVIVAL OF OBLIGATIONS

               This Agreement, as to the matters herein set forth, supersedes any contrary or inconsistent provisions of any prior agreement between Consultant and the Company. The parties acknowledge that the Consultant's employment agreement with the Company dated October 1, 1992, is for a term ending on December 31, 1993, and that Consultant will thereupon be retiring from his long term employment
     with the Company.   This Agreement contains the entire agreement
     between the parties concerning the subject matters herein set forth and supersedes all prior agreements and understandings concerning such subject matters. The obligations of Consultant under paragraph 7 shall survive the expiration or termination of this Agreement, and nothing herein contained shall limit or impair Consultant's rights under the aforesaid employment agreement including but not limited to his right thereunder to any amounts payable after the conclusion of the term of that agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of November 19, 1993. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same Agreement for all purposes.

                                   KAISER ALUMINUM & CHEMICAL CORPORATION


                                   By:


                                   CONSULTANT



                                   A. Stephens Hutchcraft, Jr.